BlackRock Liquidity Funds: MuniCash


File Number:  811-02354


CIK Number: 0000097098


For the Period Ended:
04/30/2007

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period November 1, 2006 through April
30, 2007.

                  Purchases (In Thousands)

The information is in the following order:

TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

01/11/2007
$36,900
CALIF HSG FIN AGY REV
3.61%
02/01/2031

01/11/2007
$23,400
CALIF HSG FIN AGY REV
3.61%
02/01/2032